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                                                                     EXHIBIT 5.1


August 15, 2000


DOT HILL SYSTEMS CORP.
6305 El Camino Real
Carlsbad, California  92009


Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by DOT HILL SYSTEMS CORP. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 500,000 shares of the Company's Common Stock, $0.01 par value (the "Shares"), pursuant to the Company's 2000 Non-Employee Directors' Stock Option Plan (the "Plan").

         In connection with this opinion, we have examined the Registration Statement and the Company's Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Our opinion is limited to the effect of the Business Corporation Law of the State of New York as in effect on the date hereof. Accordingly, we express no opinion with respect to the effect of any other laws.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan and the Registration Statement, will be validly issued, fully paid, and nonassessable (except as shares of the Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

         Except as set forth in the preceding sentence, this opinion may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

/s/ HARRY RUBIN
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Harry Rubin